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                                                                   EXHIBIT 99.1


                                       PER-SE TECHNOLOGIES, INC.
                                       2840 Mt Wilkinson Parkway
                                       Suite 300
                                       Atlanta, Georgia 30339
                                       (770) 444-5300

FOR IMMEDIATE RELEASE

                                       INVESTOR CONTACT:
                                       Joanne L. Voorhees
                                       Vice President, Corporate Communications
                                       877/73 PER-SE
                                       Investors@per-se.com


               PER-SE TECHNOLOGIES STOCKHOLDERS APPROVE 1-FOR-3
                              REVERSE STOCK SPLIT


ATLANTA - (November 24, 1999) - Per-Se Technologies, Inc. [Nasdaq: PSTID] today announced that stockholders approved a proposal by the Company's board of directors to effect a reverse one-for-three stock split. The reverse split is effective immediately, and Per-Se Technologies stock will commence trading on a post-split basis today.

"The approval by our stockholders to effect the reverse stock split will enable us to bring the number of shares outstanding to a level more consistent with companies of our size," said Allen W. Ritchie, president and chief executive officer. "Additionally, this action should allow the Company to maintain compliance with the National Market listing requirements of the Nasdaq Stock Market and raise the share price to a level that appeals to a broader range of investors."

The reverse split will reduce the number of shares of the Company's common stock outstanding to approximately 30 million from approximately 90 million currently. The stock will trade on the Nasdaq National Market with a ticker symbol of PSTID for the next 30 days, designating that the stock has recently split.



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                                                            PER-SE NEWS RELEASE
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Stockholders of Per-Se common stock on the close of business on November 23,
1999 will receive instructions on the exchange of old stock certificates for new Per-Se Technologies, Inc. shares. Stockholders should not submit certificates for exchange until they receive the instructions, which will be sent by American Stock Transfer & Trust Company (AST), Per-Se's exchange agent. No fractional shares will be issued as a result of the reverse split, and stockholders will receive a cash payment in lieu of any fractional shares.

ABOUT PER-SE TECHNOLOGIES

         Per-Se Technologies, Inc. [Nasdaq: PSTID] is a global leader in delivering comprehensive business management services, financial and clinical software solutions, and Internet-enabled connectivity. Per-Se Technologies enables integrated delivery systems and physician practices to optimize the quality of care delivered and profitability of business operations simultaneously. The leading provider of business management services to physicians, Per-Se supports 18,000 physicians and 2,000 healthcare organizations. Ranked the third largest HIT and services company worldwide, Atlanta-based Per-Se processes more than 80 million healthcare claims annually and its solutions manage 20 million patient lives online. Additional information is available at http://www.per-se.com.

This Press Release contains statements that constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. "Forward-looking" statements contained in this Press Release include the intent, belief or current expectations of the Company and members of its senior management team with respect to the Company's future business operations as well as the assumptions upon which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this Press Release include, but are not limited to, adverse developments with respect to the operation of the Company's business units and failure to maintain compliance with the National Market listing requirements of the Nasdaq Stock Market. Additional factors that would cause actual results to differ materially from those contemplated within this Press Release can also be found in the Company's Safe Harbor Compliance Statement filed as Exhibit 99.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999.



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